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                                                                       EXHIBIT 5

                                                               September *, 1999


Oxford Health Plans, Inc.,
800 Connecticut Avenue,
Norwalk, Connecticut 06854


Dear Sirs:

     In connection with the registration under the Securities Act of 1933 (the "Act") of 277,629.157 shares of Series D Cumulative Preferred Stock, without par value (the "Series D Preferred"), of Oxford Health Plans, Inc., a Delaware corporation (the "Company"); 132,808.069 shares of Series E Cumulative Preferred Stock, without par value (the "Series E Preferred"), of the Company; 15,800,000 Series A Warrants and 6,730,000 Series B Warrants (together the "Warrants") of the Company, and the 22,530,000 shares of Common Stock, par value $.01 per share, of the Company initially issuable upon exercise of the Warrants (the "Shares") (the Series D Preferred, the Series E Preferred, the Warrants and the Shares collectively, the "Securities"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that, in our opinion, when the registration statement on Form S-3 (File No. 333-77529), as amended (the "Registration Statement"), relating to the Securities has become effective under the Act and the Securities have been duly issued and sold as contemplated by the Registration Statement, the Series D Preferred, the Series E Preferred and the Warrants will be validly issued, fully paid and nonassessable, and the Shares, when duly issued upon exercise of the Warrants, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.


                                             Very truly yours,